UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 27, 2007
SELECTICA, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-29637	77-0432030

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
1740 Technology Drive, Suite 450
San Jose, CA 95110
(408) 570-9700
(Addresses, including zip code, and telephone numbers,
including area code, of principal executive offices)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.
In an effort to reduce operating expenses, Selectica, Inc. (the “Company”) plans to close its office in the United Kingdom (the “Closure”). The Company’s management determined to proceed with the Closure on March 27, 2007 and expects to complete the Closure by March 31, 2007.
The Company expects to incur restructuring charges of approximately $150,000 in the fourth quarter of its fiscal year ending March 31, 2007, all of which is expected to result in cash expenditures. The restructuring changes will consist primarily of employee severance costs.
The Closure is expected to reduce the Company’s ongoing operating expenses by approximately $200,000 per quarter.
Item 8.01. Other Events
As previously announced, the Company’s Board of Directors has formed a special committee (the “Special Committee”) to conduct a voluntary review of its historical stock option grants. As a result of this ongoing review of stock option granting practices, the Company has delayed filing its quarterly report on Form 10-Q for the fiscal quarters ended September 30, 2006 and December 31, 2006. The Company intends to file such quarterly reports on Form 10-Q with the Securities and Exchange Commission as soon as possible after the completion of the independent review of past stock option granting practices.
Also as previously announced, on November 14, 2006, the Company received a notice from The Nasdaq National Market that it is not in compliance with Nasdaq’s marketplace rules, which could result in delisting from The Nasdaq Stock Market. At the Company’s request, a hearing before a Nasdaq Listing Qualifications Panel (the “Panel”) for continued listing on The Nasdaq National Market was held on January 18, 2007.
On February 8, 2007, the Panel notified the Company that it had decided to continue listing the Company’s shares through May 9, 2007 provided that the Company satisfies certain conditions by then, including the filing of its Form 10-Q for the quarter ended September 30, 2006 and any required restatements. The Panel further notified the Company that trading of the Company’s shares on The Nasdaq Stock Market would be suspended effective May 10, 2007 if these conditions are not satisfied.
On March 23, 2007, the Company received a letter from The Nasdaq Stock Market, stating that the Nasdaq Listing and Hearing Review Council (the “Listing Council”) has determined to (i) review the February 8, 2007 decision of the Panel regarding the Company and (ii) stay, at this time, the Panel’s decision to suspend trading of the Company’s shares on The Nasdaq Stock Market, pending further action by the Listing Council.

While there can be no assurance that the Company will become compliant with Nasdaq requirements that it file its periodic reports and restatement before the Listing Council takes any action lifting the stay, the Company continues to work diligently to do so.
The Company issued a press release on March 30, 2007 concerning this determination, a copy of which is attached to this report as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit	Description

Exhibit 99.1	Press Release of Selectica, Inc., dated March 30, 2007, furnished in accordance with Item 8.01 of this Current Report on Form 8-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECTICA, INC.
	By:	/s/ Bill Roeschlein
Bill Roeschlein
DATE: March 30, 2007		Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

Exhibit 99.1	Press Release of Selectica, Inc., dated March 30, 2007, furnished in accordance with Item 8.01 of this Current Report on Form 8-K.